Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-) pertaining to the Prologis, Inc. 2020 Long-Term Incentive Plan of Prologis Inc. of our report dated February 19, 2020, with respect to the consolidated balance sheet of Liberty Property Limited Partnership included in the Current Report on Form 8-K/A filed by Prologis, Inc. and Prologis, L.P on February 19, 2020 with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 4, 2020